UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2013	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1101 Pennsylvania Ave., NW, 6th Floor
Washington, DC 20004
(Address of Principal Executive Offices) (Zip Code)

(905) 582-6402
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation

On March 20, 2013 Security Devices International Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Amendment”) to the Company’s certificate of incorporation. The Amendment increased the number of authorized shares of the Company’s common stock, par value $0.001, from 50,000,000 to 100,000,000. The Amendment was approved by the shareholders of the Company on March 15, 2013 at the annual meeting of shareholders, further discussed in Item 5.07 herein.

Item 5.07	Submissions of Matters to a Vote of Security Holders

On March 15, 2013 the Company held an annual meeting of shareholders. At the meeting, the shareholders of the Company (1) elected all five (5) of the Company’s director nominees (2) ratified the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm for the fiscal year 2013 (3) approved and adopted the Amendment increasing the number of authorized shares of common stock of the Company from 50,000,000 to 100,000,000 common shares.

The following is a tabulation of the votes for each individual director nominee.

Director	For	Against	Abstain	Withheld
Gregory Sullivan	18,579,702	0	0	0
Boaz Dor	18,579,702	0	0	0
Allen Ezer	18,579,702	0	0	0
Duane Parnham	18,579,702	0	0	0
David Goodbrand	18,579,702	0	0	0

The following is a tabulation of the votes for each of the following: the approval and adoption of the Amendment to the authorized share capital of common stock of the Company and the ratification of the appointment of Schwartz Levitsky Feldman LLP.

Item Approved	For	Against	Abstain
The Amendment	18,705,840	35,000	0
Ratification of the Independent Auditors	18,740,840	0	0

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

3.1	Certificate of Amendment of the Certificate of Incorporation of Security Devices International Inc., dated as of March 15, 2013 and filed with the Delaware Secretary of State on March 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL INC.

March 21, 2013	/s/ Boaz Dor
Name: Boaz Dor
Title: Secretary